Exhibit (d)(3)(iii)

SCHEDULE A

TO PROFUNDS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

OPERATIONAL PUBLIC PROFUNDS

Effective December 1, 2015 - November 30, 2016

	Expense Limit
Fund Name	Investor Class	Service Class

Banks UltraSector ProFund	1.95%	2.95%
Basic Materials UltraSector ProFund	1.78%	2.78%
Bear ProFund	1.95%	2.95%
Biotechnology UltraSector ProFund	1.95%	2.95%
Bull ProFund	1.95%	2.95%
Consumer Goods UltraSector ProFund	1.78%	2.78%
Consumer Services UltraSector ProFund	1.95%	2.95%
Europe 30 ProFund	1.78%	2.78%
Falling U.S. Dollar ProFund	1.78%	2.78%
Financials UltraSector ProFund	1.95%	2.95%
Health Care UltraSector ProFund	1.95%	2.95%
Industrials UltraSector ProFund	1.78%	2.78%
Internet UltraSector ProFund	1.95%	2.95%
Large-Cap Growth ProFund	1.78%	2.78%
Large-Cap Value ProFund	1.78%	2.78%
Mid-Cap Growth ProFund	1.78%	2.78%
Mid-Cap ProFund	1.95%	2.95%
Mid-Cap Value ProFund	1.78%	2.78%
Mobile Telecommunications UltraSector	1.78%	2.78%
ProFund	1.95%	2.95%
Oil & Gas UltraSector ProFund	1.78%	2.78%
Oil Equipment, Services & Distribution	1.95%	2.95%
UltraSector ProFund	1.95%	2.95%
NASDAQ-JOO ProFund	1.95%	2.95%
Pharmaceuticals UltraSector ProFund	1.95%	2.95%
Precious Metals UltraSector ProFund	1.95%	2.95%
Real Estate UltraSector ProFund	1.95%	2.95%
Rising Rates Opportunity 10 Pro Fund	1.95%	2.95%
Rising Rates Opportunity ProFund	1.95%	2.95%
Rising U.S. Dollar ProFund	1.78%	2.78%
Semiconductor UltraSector ProFund	1.95%	2.95%
Short Oil & Gas ProFund	1.78%	2.78%
Short NASDAQ-I 00 ProFund	1.78%	2.78%
Short Precious Metals ProFund	1.95%	2.95%
Short Real Estate ProFund	1.78%	2.78%
Short Small-Cap ProFund	1.78%	2.78%
Small-Cap Growth ProFund	1.78%	2.78%
Small-Cap ProFund	1.78%	2.78%
Small-Cap Value ProFund	1.78%	2.78%
Technology UltraSector ProFund	1.95%	2.95%

Exhibit (d)(3)(iii)

	Expense Limit
Fund Name	Investor Class	Service Class

Telecommunications UltraSector ProFund	1.78%	2.78%
U.S. Government Plus ProFund	1.70%	2.70%
UltraBear ProFund	1.95%	2.95%
UltraBull ProFund	1.95%	2.95%
UltraChina ProFund	1.95%	2.95%
UltraDow 30 ProFund	1.78%	2.78%
UltraEmerging Markets ProFund	1.78%	2.78%
UltraInternational ProFund	1.95%	2.95%
UltraJapan ProFund	1.95%	2.95%
UltraLatin America ProFund	1.78%	2.78%
UltraMid-Cap ProFund	1.95%	2.95%
UltraNASDAQ-100 Pro Fund	1.95%	2.95%
UltraSho11 China ProFund	1.78%	2.78%
UltraSho11 Dow 30 ProFund	l.78%	2.78%
UltraSho11 Emerging Markets ProFund	1.78%	2.78%
UltraShort International ProFund	1.78%	2.78%
UltraShort Japan ProFund	1.78%	2.78%
UltraShort Latin America ProFund	1.78%	2.78%
UltraShort Mid-Cap ProFund	1.78%	2.78%
UltraShort NASDAQ-I 00 ProFund	1.78%	2.78%
UltraShort Small-Cap ProFund	1.78%	2.78%
UltraSmall-Cap ProFund	1.95%	2.95%
Utilities UltraSector ProFund	1.95%	2.95%

PROFUND ADVISORS LLC,		PROFUNDS,

a Maryland limited liability company		a Delaware statutory trust

By:	/s/ Michael L. Sapir	By:	/s/ Todd B. Johnson
	Michael L. Sapir		Todd B. Johnson

	Chief Executive Officer		President